Exhibit 99.1

LifeVantage Announces Dismissal of Lawsuit

SALT LAKE CITY, November 14, 2012 (GLOBE NEWSWIRE) — LifeVantage Corporation (NASDAQ:LFVN), announced today that on November 13, 2012, the Plaintiff in the lawsuit entitled Bramwell v. LifeVantage Corporation, et al (No. 12 Civ. 1006 (DB)), unilaterally dismissed the action by filing a Notice of Voluntary Dismissal in the United States District Court for the District of Utah under Rule 41(a)(1)(A) of the Federal Rules of Civil Procedure. The dismissal resulted from no settlement or consideration provided by or on behalf of LifeVantage or any of the other defendants.

About LifeVantage Corporation

LifeVantage Corporation, a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Investor Relations Contact:

Cindy England 801.432.9036

Director of Investor Relations

-or-

John Mills 310.954.1105

Senior Managing Director, ICR, LLC